Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Science Dynamics Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 17, 2000 included in Science Dynamics Corporation's Form 10-KSB for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

                                                  Peter C. Cosmas Co., CPAs

370 Lexington Avenue
Suite 1205
New York, NY 10017
June 8, 2000